UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 22, 2017
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road; Raleigh, North Carolina	27609
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 716-7000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers
On February 22, 2017, the Board of Directors of First Citizens BancShares, Inc. ("BancShares") promoted Lorie K. Rupp to the position of Vice President and Chief Risk Officer, effective on March 1, 2017. She also will serve as Executive Vice President and Chief Risk Officer of BancShares' subsidiary, First-Citizens Bank & Trust Co. ("FCB"). In her new position, she will manage BancShares' and FCB's enterprise risk management department and oversee its corporate compliance functions. Prior to her new position, she had served as BancShares' and FCB's Chief Accounting Officer since March 2013.

On February 22, 2017, BancShares' Board of Directors appointed Jason W. Grooters, age 41, to the position of Assistant Vice President and Chief Accounting Officer of BancShares, effective on March 1, 2017. He also will serve as Senior Vice President and Chief Accounting Officer of FCB. He currently serves as DFAST Project Manager for BancShares and FCB. In his new position, Mr. Grooters will serve as BancShares' and FCB's principal accounting officer and oversee their accounting activities, including regulatory reporting, acquired loan accounting, general accounting and accounting policy.

Prior to his current employment with FCB, Mr. Grooters was employed by Eton Technologies, LP (a financial technology company), as Director of Operations and Reporting from December 2014 until he rejoined FCB during December 2016. Previously, he was employed by FCB from March 2014 to December 2014 as External Reporting Manager, and as an accountant with the public accounting firm of Grant Thornton LLP from August 2003 until March 2014.

In addition to benefits provided generally by FCB to all of its officers and employees, the terms of Mr. Grooters' employment as Chief Accounting Officer include:

•	annual base salary of $250,000;

•	participation in FCB's Long-Term Incentive Plan for the 2015-2017, 2016-2018 and 2017-2019 performance periods, with target awards for each of those periods equal to 45% of his base salary.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	February 24, 2017	By:	/s/ Edward L. Willingham IV
Edward L. Willingham IV
Chief Operating Officer